EXHIBIT 10.7

CONTRACT OF LEASE

KNOW ALL MEN BY THESE PRESENTS:

This Contract of Lease, made and entered into this 1 day of January 2003, in Binan, Laguna, Philippines, by and between;

CYPRESS MANUFACTURING LTD – PHIL. BRANCH, a foreign corporation licensed to do business in the Philippines, with principal address at Gateway Business Park, Gen. Trias. Cavite. represented in this act by its for Managing Diretor, Mr. Conrado Leal, hereinafter referred to as the LESSOR;

-and-

SUNPOWER PHILIPPINES MANUFACTURING LIMITED – PHIL. BRANCH, a foreign corporation duly licensed to do business under the laws of the Philippines, with office address at 100 Trade Avenue, Phase 4, Special Economic Zone, Laguna Technopark, Binan, Laguna, represented in this act by its Plant Manager, Gregory Reichow, hereinafter referred to as the LESSEE;

WITNESSETH: That

WHEREAS, the LESSOR is the registered, legal and owner of a building which has a floor area of Twenty Thousand Forty Nine and 55/100 (20.049.55) square meters located at the plant site of the Seller at 100 Trade Avenue, Phase IV, Special Economic Zone, Laguna Technopark, Binan, Laguna (the Building) and covered by Tax Declaration No. Tax Declaration No. 003-09-08872 of Binan, Laguna, dated 29 March 2000 hereinafter referred to as the “Building”;

WHEREAS, the LESSOR has likewise acquired the leasehold rights and interests (the “Leasehold Rights and Interests”) over the parcel of land on which the Building is located with an area consisting of Eighty Eight Thousand Seven Hundred Five (88.705) square meters, more or less, constituting a portion of the land (the “Leased Land”) covered by Transfer Certificate of Title No. T-433155 (the “TCT”) issued by the Registry of Deeds for the Province of Laguna, Calamba Branch, hereafter referred to as the “Premises”;

WHEREAS, the LESSEE desires to lease the above mentioned Building and Premises and the LESSOR is willing to lease the same unto the LESSEE subject to the terms and conditions herein specified.

NOW, THEREFORE, for and in consideration of the covenants and agreement hereinafter set forth, the LESSOR agrees and consents to lease unto the LESSEE with option to purchase, the aforementioned Building and Premises under the following terms and conditions:

1. PERIOD

The term of this lease shall be for a period of Three (3) years commencing on July 15, 2003 renewable thereafter on terms and conditions mutually agreed upon, provided written notice of intent to renew or extend is served by the LESSEE on the LESSOR at least sixty (60) days prior to the expiration of this Lease Contract. LESSEE is given the right to terminate the lease upon written notice served on the LESSOR at least sixty (60) days prior to termination.

For any renewal or extension after the first year, the rate shall be mutually agreed.

2. RENTAL

The rental for the use and occupancy of the Building and Premises shall be equivalent to TWENTY TWO EIGHT HUNDRED SIXTY FIVE US Dollars (US$22,865.00) payable at the end of each month inclusive of five percent (5%) withholding tax.

3. WATER, ELECTRICITY, TELEPHONE AND OTHER UTILITIES

The LESSEE shall be responsible for the payment of association dues, water, electricity, and other services for the maintenance of the Building and Premises for the duration of the Contract of Lease. The LESSEE warrants that payment of said utilities shall be timely made.

4. OPTION TO PURCHASE

LESSEE is given the right to purchase the Building and all Leasehold rights and interests from the LESSOR by giving written notice to LESSOR and upon mutually acceptable terms and conditions

5. USE OF THE PREMISES

The LESSEE shall use the Leased PREMISES for the manufacture of solar cells and other related activities. The LESSEE and the LESSOR shall comply with the existing rules and regulations, any and all reasonable rules and regulations which may be promulgated from time to time by the LTI Association, and will follow all the rules and regulations, ordinances and laws issued by the Health or other constituted local or national authorities arising from or regarding the use, occupancy, sanitation and safety of the Building and Premises.

6. IMPROVEMENTS AND ALTERATIONS

The LESSEE may make any major structural changes, alterations or improvements in the Building and Premises for its own account.

7. MAINTENANCE AND REPAIRS

The LESSEE shall keep the Leased PREMISES in a clean and sanitary condition and keep it all times in very good condition.

8. TAXES AND INSURANCE

During the term of this lease and any renewal or extension thereof, the LESSEE shall be liable for Real Estate Taxes up to the extent of Eight Thousand Five Hundred Eighty Eight US Dollars ($8,588) monthly. Other government assessments, Fire Insurance of the Building and Premises shall be for the account of the Lessee.

The LESSEE shall be responsible for obtaining insurance for the property of the LESSEE placed within the Building and PREMISES.

9. SALE, TRANSFER AND MORTGAGE

The LESSOR reserves the right to sell, transfer, mortgage or otherwise dispose of the property provided the LESSEE’s rights under this lease are respected. The LESSEE himself agrees to allow the LESSOR or his authorized representatives, together with the prospective buyers, to enter the PREMISES at reasonable hours and upon prior written notice and arrangement made by the LESSOR with the LESSEE. The LESSOR agrees that in the event such a sale of the Leased PREMISES occurs, the conditions embodied in this Contract of Lease shall be respected and honored by the owner.

10. MODIFICATION OF CONTRACT

This Contract shall not in any way be amended, modified or annotated except by virtue of a written instrument signed by the duly authorized representative of the LESSOR and the LESSEE.

IN WITNESS WHEREOF, the parties have caused these presents to be signed on the date and place first mentioned.

CYPRESS MANUFACTURING LTD /s/ Conrado Leal	SUNPOWER PHILIPPINES MFG LTD /s/ Gregory Reichow
CONRADO LEAL Lessor	GREGORY REICHOW Lessee
Signed in the Presence of:
/s/ illegible	/s/ illegible

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES          )

CALAMBA CITY, LAGUNA                  )

BEFORE ME, a Notary Public, for and in Calamba City, this 29th day of July 2004.

Name	Identification	Date/Place Issued

All of whom are known to me and to me known to be the same persons who executed this foregoing Agreement and acknowledged to me that they executed the same on their own voluntary act and deed.

This instrument refers to a CONTRACT OF LEASE consisting of four (4) pages including this page wherein the acknowledgment is written and signed by the parties and their instrumental witness on each and every page thereof:

WITNESS MY HAND AND SEAL, on the date and place first above written.

Doc. No. 545

Page No. 109

Book No. III

Series of 2004

NOTARY PUBLIC
/s/ Ricardo R. Aquino
ATTY. RICARDO R. AQUINO
NOTARY PUBLIC
UNTIL DECEMBER 31, 2004
PTR. NO. 5737955
DEP NO. 598914
JANUARY , 2004 / CALAMBA CITY